Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A our report dated November 6, 2019, relating to the financial statement of Red Cedar Short Term Bond Fund, a series of Red Cedar Fund Trust, as of November 1, 2019 and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

November 6, 2019